EXHIBIT 15.1

Consent of DaHui Lawyers, PRC Counsel

IFM Investments Limited
9/A5, East Wing, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing
People’s Republic of China

Dear Sir or Madam:

We hereby consent to the references to us by IFM Investments Limited (the “Company”) under the heading “Risks Related to Doing Business in China” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

Yours faithfully,
For and on behalf of
/s/ DaHui Lawyers
DaHui Lawyers

April 27, 2015